Exhibit 21.1 - Subsidiaries of the Registrant





Subsidiaries                                    State of Incorporation/Formation
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Quad City Bank and Trust Company                     Iowa
Cedar Rapids Bank and Trust Company                  Iowa
Quad City Bancard, Inc.                              Delaware
Quad City Holdings Capital Trust I                   Delaware
QCR Holdings Statutory Trust II                      Connecticut
QCR Holdings Statutory Trust III                     Connecticut



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